UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on February 25, 2021, Sintx Technologies, Inc., (the “Company”), entered into an Equity Distribution Agreement (the “ATM Agreement”) with Maxim Group LLC (the “Agent”), as sales agent, as amended on January 10, 2023 and October 12, 2023, pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.01 per share (the “Shares”), initially up to an aggregate offering price of $15,000,000, from time to time in an at-the-market public offering. On March 22, 2024, the Company determined to suspend sales under the ATM Agreement and terminated the continuous offering.

The Company has determined to register sales under the ATM Agreement, up to an aggregate offering price of $3,115,475. The Shares sold under the ATM Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-274951), which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2023 and declared effective on November 27, 2023, and a prospectus supplement and the accompanying prospectus relating to the at-the-market offering filed with the SEC on July 11, 2024.

Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of Shares to be sold under the ATM agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for primarily for working capital and general corporate purposes. The Company has not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. The Company may use a portion of the net proceeds to invest in or acquire businesses or technologies that the Company believes are complementary, although the Company has no current plans, commitments or agreements with respect to any acquisitions as of the date hereof. Accordingly, the Company’s management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

A copy of the opinion of the Company’s counsel relating to the validity of the Shares that may be sold pursuant to the ATM Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares that may be sold pursuant to the ATM Agreement, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	July 11, 2024	By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer